UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 27, 2011

NEIMAN MARCUS, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-133184-12	20-3509435

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Marcus Square
1618 Main Street, Dallas, Texas	75201

(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, included area code: (214) 741-6911

Not Applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

Neiman Marcus, Inc. (the "Company") issued a press release on October 27, 2011 announcing the acceptance of MasterCard and Visa credit, debit and prepaid cards at all 41 Neiman Marcus stores beginning November 1, 2011. A copy of the Press Release is being furnished as Exhibit 99.1 hereto, and the statements contained therein are incorporated by reference herein.

The information furnished in this Item 7.01 (including the press release attached as Exhibit 99.1) is being furnished and shall not be deemed "filed" for purposes of Section 18 of the Securities and Exchange Act of 1934 (the "Exchange Act") or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing. In addition, this report (including the press release attached as Exhibit 99.1) shall not be deemed an admission as to the materiality of any information contained herein that is disclosed herein pursuant to Item 7.01 or Item 8.01.

Item 8.01	Other Events.

On October 27, 2011 the Company announced that it had entered into agreements with Visa Inc. and MasterCard to enable customers to use MasterCard and Visa credit, debit and prepaid cards at all (41) Neiman Marcus stores beginning November 1, 2011.

Item 9.01

Financial Statements, Pro Forma Financial Information and Exhibits.

(d)  Exhibits.

Press release dated October 27, 2011 announcing the acceptance of MasterCard and Visa credit, debit and prepaid cards at all 41 Neiman Marcus stores beginning November 1, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEIMAN MARCUS, INC.
(Registrant)

Date: October 31, 2011	By:	/s/ Nelson A. Bangs

Nelson A. Bangs
Senior Vice President

NEIMAN MARCUS, INC.

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release dated October 27, 2011 announcing the acceptance of MasterCard and Visa credit, debit and prepaid cards at all 41 Neiman Marcus stores beginning November 1, 2011.